Exhibit 99.1

FOR IMMEDIATE RELEASE

STAMFORD INDUSTRIAL GROUP ANNOUNCES RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2009

Stamford, CT, May 11, 2009 — Stamford Industrial Group, Inc. (OTC: SIDG.PK. “SIG” or the “Company”), announced today financial results for the first quarter ended March 31, 2009.

First Quarter Consolidated Results

Consolidated revenue was $17.1 million, a decrease of 47.7% or $15.6 million for the first quarter ended March 31, 2009, compared to $32.7 million for the first quarter ended March 31, 2008.  The decrease of $15.6 million is primarily due to price reductions and lower sales volume resulting from decreased demand for our products from existing customers, as a result of decreased spending in commercial and industrial construction end markets.

The Company’s consolidated gross profit margin was $1.9 million or 11.1% of sales for the three months ended March 31, 2009 as compared to $5.6 million or 17.1% of sales for the three months ended March 31, 2008. The 35.1% decrease in gross margin percentage was due to significantly higher costs for raw material and significant price reductions on lower sales volume.

The Company’s consolidated operating expenses were 17.5% of revenue or $3.0 million for the first quarter ended March 31, 2009 as compared to 10.1% or $3.3 million for the first quarter ended March 31, 2008. The reduction in operating expenses reflects a decrease in employment-related expenses of $0.3 million.

Net loss for the first quarter ended March 31, 2009 was $1.0 million or $0.11 per diluted share versus net income of $1.4 million or $0.15 per diluted share in the first quarter last year.

The following chart reconciles net loss and diluted loss per share on a GAAP basis to net loss and diluted loss per share before non-cash expenses:

Reconciliation of GAAP EPS to Non-GAAP EPS	Three Months Ended
(unaudited)	March 31, 2009
	(unaudited)
	(in millions)	(per share Diluted)
Net loss - Diluted EPS	$(1.0)	$(0.11)

Deferred stock compensation expense	0.1	0.01
Depreciation and amortization expense	0.6	0.07
Related party stock expense	-	-
Tax benefit, net	(0.5)	(0.06)
Total non-cash (benefit) expenses:	$0.2	$0.02

Net loss - Diluted EPS before non-cash benefits and expenses	$(0.8)	$(0.09)

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, deferred stock-based compensation, incentive compensation, other income and related party stock and cash fees (‘‘Adjusted EBITDA’’) for the first quarter ended March 31, 2009 was negative $0.4 million as compared to Adjusted EBITDA of $3.4 million for the first quarter ended March 31, 2008. Within this press release is a reconciliation of net (loss) income as reported to Adjusted EBITDA.

Stamford Industrial Group’s Chief Executive Officer Al Weggeman commented, “Our first quarter financial results were in line with our expectations and we believe reflect the weakened global economy. We continued to see lower volume rates in our product lines that service global infrastructure OEM equipment customers, such as crane manufacturers. We experienced a sharper decline in volume for our component products that support the aerial work platform and material handling OEM end markets.  Our gross margin of 11.1% in the first quarter as compared to 4.6% in the fourth quarter 2008, reflects difficult business actions that we implemented to reduce our cost structure as we respond to this widespread economic downturn.

With respect to our acquisition program we remain focused on finding a suitable acquisition with an acceptable return on investment. Our acquisition strategy is to build a diversified industrial growth company providing engineered products and solutions for global niche markets. We are seeking acquisitions with transactions generally valued at up to $100 million and having an EBITDA range of $5 to $15 million in the engineered component product market.”

Cash Flow

Cash provided by operating activities was $2.0 million for the first quarter ended March 31, 2009, reflecting net loss of $1.0 million, change in deferred tax asset of $0.4 million, offset by depreciation and amortization of $0.6 million, non-cash deferred stock-based compensation of $0.1 million, and change in working capital of $2.7 million.

Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $2.0 million.  Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity.

Balance Sheet

As of March 31, 2009, the Company reported:

Total debt (short-term, current portion and long-term), which consists of $18.0 million of bank debt and $2.5 million of a subordinated note, was $20.5 million at March 31, 2009 compared to $21.8 million at December 31, 2008. The decrease in debt is due to payments on long-term debt of $1.0 million and payments on the Company’s line of credit facility of $0.3 million.

Net Operating Loss Carryforwards

The Company estimates that it presently has available approximately $114 million of federal net operating loss carryforwards for federal income tax purposes, subject to compliance with Section 382 of the Internal Revenue Code.

Capital expenditures for the full year 2009 are expected to be approximately $0.7 million.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., EBITDA, Adjusted EBITDA, Free Cash Flow and EPS before non-cash expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that certain items may be presented in different manners by different companies, thereby leading to different measurers for different companies.

Conference Call Scheduled For May 11, 2009 At 5:30 P.M.  (Eastern Daylight Time)

The Company will host a conference call on Monday, May 11th at 5:30 p.m. Eastern Daylight Time. The call will compare Stamford Industrial Group’s consolidated results of operations for the first quarter ended March 31, 2009 and the first quarter ended March 31, 2008.  The conference call will be followed by a question-and-answer session.  To participate in this call, dial (866) 939-3921 any time after 5:20 p.m. Eastern Daylight Time. International callers should dial (678) 302-3550.

About Stamford Industrial Group, Inc.

Stamford Industrial Group, Inc. is working to build a diversified global industrial manufacturing group through organic and acquisition growth initiatives that will complement and diversify existing business lines.  Concord Steel, Inc., a wholly-owned subsidiary of Stamford Industrial Group, acquired in October 2006, is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment.

Additional information about Stamford Industrial Group, Inc. can be found at http://www.Stamfordig.com.

Forward-looking Statements

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, our inability to secure necessary financing, any inability to continue to comply with the financial covenants under our credit agreement, our ability to implement our acquisition growth strategy and integrate and successfully manage any businesses that we acquire, our ability to continue to grow revenues in our operating divisions, our ability to use our net operating loss carry forward, changes in the Company’s relationship with customers, changes in the  demand for counterweights or the growth of the construction industry, changes in our relationship with our unionized employees, the current economic downturn and its effect on the credit and capital markets as well as the industries and customers that use our products,  declines in the business of our customers, the loss of major customers, reductions to our deferred tax assets or recognition of such assets, the price of steel, and other factors described in the “Risk Factors” section of the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.stamfordig.com or the Securities and Exchange Commission’s web site at www.sec.gov.

For more information, contact:
Albert W. Weggeman, CEO
(203) 428-2200
AWeggeman@Stamfordig.com

Jonathan LaBarre, CFO
(203) 428-2200
JLaBarre@Stamfordig.com

- Tables follow -

STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2009	March 31, 2008

Revenues	$17,114	$32,677
Cost of revenues	15,260	27,112
Gross margin	1,854	5,565
Operating expenses:
Sales and marketing	336	415
General and administrative	2,557	2,578
Related party cash fee	125	125
Related party stock compensation	22	177
Total operating expenses	3,040	3,295

Income from operations	(1,186)	2,270

Other (expense) income:
Interest income	-	1
Interest expense	(287)	(790)
Other income	1	27
Total other expense, net	(286)	(762)

(Loss) income before taxes	(1,472)	1,508

(Benefit) provision for income taxes	(504)	89
Net (loss) income	$(968)	$1,419

Basic net (loss) income per share	$(0.11)	$0.17
Shares used in basic calculation	8,420	8,367

Diluted net (loss) income per share	$(0.11)	$0.15
Shares used in diluted calculation	8,420	9,566

-More-

STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$1,014	$303
Accounts receivable, net	8,332	9,806
Inventories, net	11,578	15,748
Deferred tax asset, net	519	519
Prepaid expenses and other current assets	142	149
Total current assets	21,585	26,525

Property, plant and equipment, net	7,873	8,160

Deferred financing costs, net	455	493
Intangible assets, net	19,213	19,476
Deferred tax asset, net	39,624	39,188
Other assets	358	205
Total assets	$89,108	$94,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$286
Current portion of long-term debt	4,000	4,000
Accounts payable	3,478	6,335
Accrued expenses and other liabilities	3,095	3,070
Total current liabilities	10,573	13,691

Long-term debt, less current portion	16,533	17,533
Other long-term liabilities	704	242
Total liabilities	27,810	31,466

Commitments and contingencies

Stockholders’ equity:
Preferred stock — $.0001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock — $.0001 par value; 100,000 shares authorized; 8,420 and 8,420 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	3	3
Additional paid-in capital	248,020	247,885
Accumulated deficit	(186,725)	(185,307)
Total stockholders’ equity	61,298	62,581
Total liabilities and stockholders’ equity	$89,108	$94,047

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STAMFORD INDUSTRIAL GROUP, INC.
RECONCILIATION OF NET (LOSS) INCOME AS REPORTED TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended
	March 31, 2009	March 31, 2008

Net (loss) income	$(968)	$1,419
Income tax (benefit) expense	(504)	89
Interest expense, net	287	789
Other income	(1)	(27)
Income from operations	(1,186)	2,270
Depreciation - Cost of revenues	175	160
Depreciation - Operating expense	112	89
Amortization	263	262
EBITDA	(636)	2,781
Deferred stock-based compensation	103	230
Incentive compensation	—	135
Related party consulting fee	125	125
Related party stock fee	22	177
Adjusted EBITDA	$(386)	$3,448